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                        VAN KAMPEN AGGRESSIVE GROWTH FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                       APRIL 1, 2007 - SEPTEMBER 30, 2007
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                                                        AMOUNT OF    % OF
                                 OFFERING     TOTAL      SHARES    OFFERING   % OF FUNDS
 SECURITY   PURCHASE/   SIZE OF  PRICE OF   AMOUNT OF   PURCHASED  PURCHASED     TOTAL                  PURCHASED
PURCHASED  TRADE DATE  OFFERING   SHARES     OFFERING    BY FUND    BY FUND     ASSETS     BROKERS        FROM
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
                                                                                             Bear,
                                                                                           Stearns &
                                                                                           Co. Inc.,
MetroPCS    4/18/07       --      $23.00   $50,000,000   162,300     0.33%       0.32%      Banc of       Bear
Communi                                                                                     America      Stearns
cations                                                                                    Securities
  Inc.                                                                                        LLC,
                                                                                           Merrill
                                                                                            Lynch &
                                                                                          Co., Morgan
                                                                                           Stanley,
                                                                                              UBS
                                                                                          Investment
                                                                                             Bank,
                                                                                            Thomas
                                                                                            Weisel
                                                                                           Partners
                                                                                            LLC and
                                                                                            Wachovia
                                                                                          Securities
Limelight    6/7/07       --      $15.00   $16,000,000    10,500     0.50%       1.03%      Goldman,     Goldman
 Networks                                                                                   Sachs &       Sachs
  Inc.                                                                                    Co., Morgan
                                                                                            Stanley,
                                                                                          Jefferies &
                                                                                           Company,
                                                                                             Piper
                                                                                           Jaffray,
                                                                                           Friedman
                                                                                           Billings
                                                                                            Ramsey
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